JAMES STAFFORD
James Stafford, Inc.
Chartered Accountants
Suite 350 – 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
www.JamesStafford.ca

9 January 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs:

We have read the statements, included under Item 4.01 of the Form 8-K of First Colombia Gold Corp. (the “Company”) dated 9 January 2014, regarding our resignation as the Company’s independent registered public accounting firm. We agree with such statements made regarding our firm.

Yours truly,

/s/   James Stafford
       James Stafford
       Chartered Accountants